SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)–October 1, 2003

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania	15258
	(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code–(412) 234-5000

ITEM 5.

OTHER EVENTS AND REGULATION FD DISCLOSURE

By press release dated October 1, 2003, Mellon Financial Corporation announced that effective immediately its integrated human resources and investor services business worldwide will operate as Mellon, with the new name Human Resources & Investor Solutions. The four businesses that constitute Human Resources & Investor Solutions were Buck Consultants, Mellon Investor Services, Mellon HR Solutions and Vinings Mellon.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1	Mellon Financial Corporation Press Release dated October 1, 2003, announcing the matter referenced in Item 5 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 2, 2003	MELLON FINANCIAL CORPORATION

	By:	/s/ MICHAEL A. BRYSON

Michael A. Bryson Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release Dated October 1, 2003	Filed herewith